EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a)/15d-14(a) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Fred Smith, certify that:

1.	I have reviewed this annual report on Form 10-Q/A (Amendment No. 1) of Victory Energy Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 28, 2014	By:	/s/ Fred Smith
Fred Smith
Chief Financial Officer